Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

Updates Production Status of Pontiki Mine in Central Appalachia; Complex Remains Idled

TULSA, OKLAHOMA, October 2, 2012 — Alliance Resource Partners, L.P. (NASDAQ: ARLP) today updated the status of production operations at the Pontiki mining complex in Martin County, Kentucky, which has been idled since August 29, 2012.  The Mine Safety and Health Administration (“MSHA”) ordered the closure of the coal preparation plant and associated surface facilities at the Pontiki complex due to the failure on August 23, 2012 of a belt line between two clean coal stacking tubes.  In issuing its closure order, MSHA required a comprehensive structural inspection of all surface facilities by an independent bridge engineering firm before the surface facilities could be reopened.

On September 18, 2012, the independent engineers issued their initial report. Since receiving the report, mine personnel have been analyzing the findings and working to determine the expense and capital investment necessary to meet MSHA’s requirements to lift the closure order of the surface facilities at Pontiki.

“ARLP will make every reasonable effort to keep the mine open so that Pontiki can continue safely producing coal and providing quality jobs to our hardworking employees,” said Joseph W. Craft III, President and Chief Executive Officer.  “We are working diligently with all parties with a vested interest in Pontiki’s future and expect to complete our evaluations within the next two weeks.”

As a result of idling production operations at Pontiki, ARLP is evaluating the potential impact to its 2012 third quarter financial results including a possible one-time, non-cash charge to reflect an impairment of part or all of the approximately $34.0 million of assets related to the mining complex.  As part of this evaluation, management is developing contingency plans to indefinitely suspend operations at the mine and in such event deploy equipment currently in use at Pontiki to other ARLP operations so that capital savings will mitigate the potential loss of future operating cash flow.  Regardless of the decision to resume or indefinitely suspend production at Pontiki, ARLP currently anticipates the impact to future distributable cash flow will be negligible.  Additional details regarding the operating and financial impact of idling operations at the Pontiki complex will be provided in ARLP’s upcoming earnings release on October 26, 2012.

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The Pontiki mining complex is owned by Pontiki Coal, LLC and operated by Excel Mining, LLC, both wholly-owned subsidiaries of ARLP.  Prior to the suspension of operations, the Pontiki mining complex employed approximately 197 workers and generated 2012 year-to-date coal sales and production volumes of approximately 517,000 tons and 558,000 tons, respectively.

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users.  ARLP, the nation’s first publicly traded master limited partnership involved in the production and marketing of coal, is currently the third largest coal producer in the eastern United States with mining operations in the Illinois Basin, Northern Appalachian and Central Appalachian coal producing regions.  ARLP operates eleven mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.  ARLP is also constructing a new mine in southern Indiana and is purchasing and funding development of reserves, constructing surface facilities and making equity investments in a new mining complex in southern Illinois. In addition, ARLP operates a coal loading terminal on the Ohio River at Mount Vernon, Indiana.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com.  For more information, contact the investor relations department of ARLP at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and our ability to respond to such changes; changes in coal prices, which could affect our operating results and cash flows; risks associated with the expansion of our operations and properties; the impact of health care legislation; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which our customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to air and water quality and miner health and safety; our productivity levels and margins earned on our coal sales; unexpected changes in raw material costs; unexpected changes in the availability of skilled labor; our ability to maintain satisfactory relations with our employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers′ compensation claims; any

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 unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, laborand weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining our surety bonds for mine reclamation as well as workers′ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing our coal reserves; a loss or reduction of benefits from certain tax credits; difficulty obtaining commercial property insurance, and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in ARLP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including ARLP’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012 with the SEC.  Except as required by applicable securities laws, ARLP does not intend to update its forward-looking statements.

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